SANTA FE ENERGY RESOURCES

                             SAVINGS INVESTMENT PLAN

                               (EIGHTH AMENDMENT)

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                                TABLE OF CONTENTS

                                                                         PAGE
                                                                          NO.

Section I            Preamble ........................................    I-1

Section II           Definitions .....................................    II-1

Section III          Employee Eligible to Participate ................    III-1

Section IV           Contributions ...................................    IV-1

Section V            Investment of Contributions .....................    V-1

Section VI           Vesting .........................................    VI-1

Section VII          Withdrawals Prior to Termination of Employment ..    VII-1

Section VIII         Distributions Other Than Withdrawals ............    VIII-1

Section IX           Death Benefits, Beneficiaries, Unclaimed Benefits    IX-1

Section X            Administration ..................................    X-1

Section XI           Provisions Respecting the Company ...............    XI-1

Section XII          Termination of Plan .............................    XII-1

Section XIII         Miscellaneous Provisions ........................    XIII-1

Section XIV          Loans ...........................................    XIV-1

Attachment A         Investment Funds

                                       (i)

                                    SECTION I

                                    PREAMBLE

                  1.1 Santa Fe Energy Resources, Inc. (the "Company") established the Santa Fe Energy Resources Savings Investment Plan (the "Plan") effective as of November 1, 1990.

                  1.2 The effective date of the Plan for each Participating Company shall be the date so specified in the resolution of that company which adopts the Plan.

                  1.3 As provided in the Employee Benefits Spinoff Agreement between the Company and Santa Fe Pacific Corporation ("SFP"), the accounts under The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees (the "SFP Plan") of all employees of the Company and each original Participating Company hereunder were spun off and transferred to this Plan on November 1, 1990 (the "Transferred SFP Plan Accounts").

                  1.4 The Plan is hereby amended and restated effective as of April 1, 1996, except as may otherwise be provided herein.

                                       I-1

                                   SECTION II

                                   DEFINITIONS

                  When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

                  2.1 "Accounts" shall mean a Participant's Deferred Contributions Account, Employer Contributions Account, Rollover Account, and/or Participant Contributions Account, if any.

                  2.2 "Affiliated Company" shall mean every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code), which includes the Company. "Affiliated Company" shall also mean any trade or business under common control with an Affiliated Company within the meaning of Section 414(c) of the Code, and any other entity required to be aggregated with the Company pursuant to Section 414(m) or (o) of the Code. For purposes of Section 4.8, the modification of Sections 414(b) and 414(c) of the Code by Section 415(h) of the Code is incorporated.

                  2.3 "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                  2.4 "Beneficiary" shall mean any individual, trust or other recipient entitled to receive benefits payable hereunder upon the death of the Participant, as provided in Section 9.2 hereof.

                  2.5 "Break in Service" shall mean a 12 consecutive month period during which an Employee remains unemployed by the Affiliated Companies, which period shall commence with the date on which such Employee's employment with the Affiliated Companies is terminated. The date on which employment is terminated shall be the earlier of
(1) the date on which the Employee quits, is discharged, retires or dies, or (2) the first anniversary of the date on which a Leave of Absence commences; provided, however, if an Employee is absent from service for more than 12 months due to her pregnancy, birth or adoption of his or her child or the caring for such child following its birth or adoption, the 12-month period following the first anniversary of the date such absence began shall not be treated as a period of absence for Break in Service purposes. The Employee may be required to furnish proof of the reason and duration of the absence. The Plan shall be administered in accordance with the requirements of the Family Medical Leave Act of 1993.

                  2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.7 "Compensation" shall mean the total of base salary or base wages paid to aParticipant by a Participating Company, and any elective pre-tax salary deferrals made by the Participant with respect to the same under this Plan and any plan which meets the requirements of Sections 125 and/or 129 of the Code, and shall exclude all other items of compensation including but not limited to, overtime, bonuses, severance benefits, payments while on a leave of absence other than for short-term illness, unused vacation pay, business expense reimbursements, any income realized for federal income tax purposes as a result of group life insurance, other employee benefit plans or the grant or exercise of an option to acquire stock, payments made under any long-term disability plan of a Participating Company, restricted stock, phantom units and amounts deferred under a non-qualified salary deferral plan. Compensation shall be determined in accordance with the rules of Section 414(q) of the Code, except that the term "family" shall include only the

Participant's spouse and any lineal descendants who have not attained the age of 19 before the close of the Plan Year.

                  For purposes of determining the Average Contribution Percentage, however, Compensation shall mean the Employee's total pay from the Participating Companies for purposes of Section 415 of the Code, plus any elective deferrals excluded from his gross income pursuant to Sections 125, 129 or 402(g) of the Code.

                  Notwithstanding anything herein to the contrary, the amount of annual compensation deemed to be "Compensation" with respect to any particular Participant shall not in any event exceed $150,000 during any Plan Year, subject to cost-of-living adjustments made thereto by the Secretary of the Treasury or his delegate.

                  2.8 "Computation Period" means a period of 12 consecutive months commencing on the date on which the Employee first completes (or, following a Break in Service, again completes) an Hour of Service, and each anniversary of such date.

                  2.9 "Deferred Contributions" shall mean contributions made on behalf of a Participant pursuant to his election pursuant to Section 4.1 hereof.

                  2.10 "Deferred Contributions Account" shall mean that portion of a Participant's interest in this Plan which is attributable to Deferred Contributions made on his behalf hereunder and, if applicable, his SFP Plan Deferred Contributions Account transferred to this Plan.

                  2.11 "Early Retirement" shall mean retirement prior to the Participant's Normal Retirement Date pursuant to the terms of any qualified retirement plan maintained by an Affiliated Company.

                  2.12 "Eligible Class" shall mean an Employee of a Participating Company other than (1) a nonresident alien with no U.S. source income, (2) a "leased employee" within the meaning of Section 414(n) of the Code, (3) an Employee who is included in a bargaining unit that has a collective bargaining agreement with the Participating Company, unless the agreement provides for participating in the Plan by an Employee in such unit, or (4) an hourly paid Employee.

                  In addition, a U. S. citizen or resident employed by a foreign affiliate of the Company with respect to which the Company has entered into an agreement with the Internal Revenue Service pursuant to Section 3121(l) of the Code (a "Covered Foreign Affiliate") shall be deemed to be in the Eligible Class (and shall be treated as an Employee of the Company) during the period he remains continuously employed by a Covered Foreign Affiliate, provided he was a Participant in the Eligible Class immediately prior to his employment with the Covered Foreign Affiliate or he is employed in a classification or position with a Covered Foreign Affiliate that has been designated in writing as being in the Eligible Class by the Plan Administrator, and provided further, that (1) no contributions under a funded plan of deferred compensation are made by any person other than the Company with respect to the remuneration paid to the employee by such Covered Foreign Affiliate and (2) such period of deemed Eligible Class employment shall not cover any period of employment during which the Section 3121(l) agreement with the Internal Revenue Service is not in effect.

                  2.13 "Employee" shall mean any person whose wages from an Affiliated Company are subject to withholding under Section 3402 of the Code, and shall also include any "leased employee" within the meaning of Section 414(n) of the Code, except as otherwise permitted by the Code and regulations.

                  2.14 "Employer" shall mean a Participating Company, or any successor organization which shall assume the obligations of this Plan with respect to its Employees.

                  2.15 "Employer Contributions Account" shall mean that portion of a Participant's interest in this Plan which is attributable to Employer contributions made at any time hereunder, other than Deferred Contributions made on his behalf pursuant Section 4.1 hereof, and, if applicable, shall include his SFP Plan Employer Contributions Account transferred to this Plan.

                  2.16 "Entry Date" shall mean the first day of each month.

                  2.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  2.18 "Highly Compensated Employee" shall mean any Employee who performs service for the Employer or an Affiliated Company during the determination year and who, during the look-back year: (i) received compensation from the Employer or an Affiliated Company in excess of $75,000 (as adjusted pursuant to section 415(d) of the Code); (ii) received compensation from the Employer or an Affiliated Company in excess of $50,000 (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer or an Affiliated Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under section 415(d)(1)(A) of the Code. The term highly compensated employee also includes: (i) employees who are both described in the preceding sentence if the term 'determination year' is substituted for the term 'look-back year' and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and (ii) employees who are 5% owners at any time during the look- back year or determination year.

                  If no officer has satisfied the compensation requirement of
(iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

                  For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

                  A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

                  If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Employer or an Affiliated Company during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants.

                  The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100

HOU03:53762.1
                                      II-6
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employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

                  2.19 "Hours of Service" shall mean each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company.

                  2.20 "Named Fiduciary" shall mean the Plan Administrator.

                  2.21 "Normal Retirement Date" shall mean the Valuation Date on or next following a Participant's 65th birthday (the "Normal Retirement Age").

                  2.22 "Participant" shall mean an Employee who meets the eligibility requirements set forth in Section III hereof and who has taken all of the steps required for participation by said Section III and a former Employee who has an Account under the Plan. Participant shall also include an Employee who makes a rollover contribution to the Plan pursuant to Section 4.2.

                  2.23 "Participant Contributions Account" shall mean, if applicable, that portion of a Participant's interest in this Plan which is attributable to his SFP Plan Participant Contributions Account transferred to this Plan. Any portion thereof attributable to Participant after-tax contributions made prior to 1987 shall be separately accounted for under the Account.

                  2.24 "Participating Company" shall mean each Affiliated Company which has adopted this Plan pursuant to Section XIII.

                  2.25 "Plan" shall mean the Santa Fe Energy Resources Savings Investment Plan as set forth herein and all subsequent amendments thereto.

                  2.26 "Plan Administrator" shall mean the Employee Benefits Committee of at least three persons appointed by the President of the Company to serve as Plan Administrator.

                                      II-7

                  2.27 "Plan Year" shall mean the calendar year, which shall also be the limitation year for purposes of Section 415 of the Code.

                  2.28 "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity of 50% for the life of his spouse, as his contingent annuitant, as described in Option 2 in Section 8.1.

                  2.29 "Retirement" shall mean a Participant terminates his employment with all Affiliated Companies at a time when he is eligible to commence receiving a vested annuity benefit under any qualified defined benefit plan maintained by an Affiliated Company.

                  2.30 "Rollover Account" shall mean that portion of a Participant's interest in this Plan which is attributable to a qualified rollover contribution (within the meaning of Section 402 of the Code) made to the Plan by the Participant.

                  2.31 "Total Disability" shall mean a Participant's eligibility for benefits under the Company's Long-Term Disability Plan. Total Disability shall be deemed to exist only when a written application has been filed with the Employer or its designee by or on behalf of such Participant and when such Total Disability is certified to the Employer or its designee by a licensed physician approved by the Employer or his designee.

                  2.32 "Trustee" shall mean the trustee under any trust agreement established between the Company and the Trustee for the purpose of holding assets of the Plan.

                  2.33 "Valuation Date" shall mean each business day of the Plan Year.

                  2.34 "Year of Service" shall mean a Computation Period during which an Employee is employed or deemed to be employed by an Affiliated Company for the full Computation Period; provided, however, if a termination of employment of such Employee shall

                                      II-8

occur, followed by the completion of an Hour of Service prior to incurring a Break in Service, then the period commencing with such termination of employment and extending to the date he again completes an Hour of Service shall be credited for determining the Employee's Years of Service; provided further, however, if an Employee is absent from service due to her pregnancy, birth or adoption of his or her child or the caring for such child following its birth or adoption, the Employee shall be credited with the period of such maternity/paternity absence but not in excess of 12 months. The Employee may be required to furnish proof of the reason and duration of such absence.

                  All Years of Service (and fractional parts thereof), whether or not continuous, shall be aggregated on the basis that 365 days of service equals one full Year of Service; provided, however, any Years of Service (or parts thereof) completed prior to becoming vested shall be disregarded if the Employee incurs five or more consecutive Breaks in Service.

                  Each Employee's service prior to the effective date of the Plan shall be the amount shown by the Employer's records (or the SFP Plan) as of that date. Further, prior service with a predecessor employer or an acquired business before the date such entity or business became an Affiliated Company shall not be credited under the Plan except to the extent the President of the Company provides otherwise in a nondiscriminatory manner.

                  The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

                                      II-9

                                   SECTION III

                        EMPLOYEES ELIGIBLE TO PARTICIPATE

                  3.1 Each Employee or former Employee who is a Participant on the effective date of this Plan amendment shall continue as a Participant as of that date. Each other Employee or future Employee of a Participating Company shall be eligible to become a Participant as of the first Entry Date on or immediately following the date he completes an Hour of Service, or on any subsequent Entry Date, provided he is in the Eligible Class on such Entry Date.

                  3.2 In the event a former Employee is rehired and again becomes a member of the Eligible Class, or an Employee transfers into the Eligible Class, he shall be eligible to participate in the Plan as of his date of rehire or transfer into the Eligible Class, as the case may be, or as of any future Entry Date thereafter, provided he is in the Eligible Class on such future Entry Date.

                  3.3 Participating Companies shall notify all Employees in the Eligible Class of their eligibility to participate and shall give them an opportunity to become Participants.

                  3.4 To become a Participant, an Employee must meet the above requirements of this Section and execute and deliver to the Participating Company in accordance with procedures established by the Plan Administrator a written election form indicating his desire to have a portion of his Compensation contributed to the Plan as Deferred Contributions. He must specify his chosen rate of Deferred Contributions and authorize the Participating Company to make regular payroll reductions of such Deferred Contributions. In addition, the Employee must make an investment election as described in Section V hereof. No Employee shall become a Participant until he has met the above requirements. Elections shall be processed by the Participating Companies, in accordance

                                      III-1

with procedures established by the Plan Administrator, as soon as reasonably practicable after their receipt.

                                      III-2

                                   SECTION IV

                                  CONTRIBUTIONS

                  4.1 Each Employee who is eligible to participate in the Plan must, in order to participate, elect to have his Compensation reduced each payroll period by either (x) a whole percentage (not to exceed 12%) or (y) a dollar amount equal to the maximum dollar amount permitted by Section 402(g) of the Code for such Plan Year divided by the number of payroll periods in the Plan Year (or, upon a Participant's initial participation following his date of hire or rehire, the number of payroll periods remaining in the Plan Year), but not to exceed 12% of Compensation, and to have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf as before-tax Deferred Contributions. No contributions may be made by a Participant unless he is in the Eligible Class.

                  4.2 An Employee who is in the Eligible Class but elects not to make contributions pursuant to Section 4.1 shall be eligible to make a rollover contribution (including in the form of a "direct" rollover) to the Plan by wire transfer or by check acceptable to the Plan Adminstrator, provided such contribution satisfies the requirements of Section 402(a) of the Code as being a 'qualified rollover,' and the Employee satisfies such other administrative requirements concerning such rollover contributions as may be required, including designating the investment fund(s) for such contribution. Rollover contributions are not subject to a Company matching contribution.

                  4.3 Election forms shall be distributed by the Plan Administrator to all eligible Employees. All elections shall apply to Compensation to be received after the election becomes effective. Any eligible Employee who fails to return a properly completed election form in a timely

                                      IV-1

manner to the Plan Administrator shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

                  4.4 Participant Deferred Contributions shall be made by means of payroll reductions and the amounts so withheld shall be paid as soon as reasonably practicable without interest to the Trustee by the Participating Companies and shall be credited to the Participant's Deferred Contributions Account.

                  4.5 The Participating Companies shall make matching Employer contributions to the Trustee hereunder on or as soon as reasonably practicable following the end of each pay period in regard to their Participants which shall be credited to the Participants' Employer Contributions Accounts. The amount of the matching Employer contribution to be made for any particular pay period with respect to any particular Participant shall be equal to 100% of the Deferred Contributions, up to 4% of his Compensation, actually made hereunder on behalf of such Participant for that pay period.

                  In addition, the Company may, with respect to any Plan Year, determine that an additional matching contribution (the "Employer Performance Match Contribution") shall be made as of the end of such Plan Year to those Participants who are Employees at the end of the Plan Year (the requirement that a Participant be an Employee at year end shall be waived for any Plan Year in which such requirement would cause the Plan to fail the discrimination tests of
Section 401(a)(4) of the Code). The amount of such Employer Performance Match Contribution made with respect to any Participant shall equal the Bonus Percentage for such Plan Year multiplied by the aggregate of the Employer matching contributions (as described in the immediately preceding paragraph) made with respect to such Participant for such Plan Year, with the Bonus Percentage being established by

                                      IV-2

the Plan Administrator, in its discretion, on a uniform basis for all affected Participants, but in no event shall the Bonus Percentage for any Plan Year exceed 50%.

                  The Plan is intended to qualify as a profit sharing plan under
Section 401(a) of the Code; however, unless the Board directs, with respect to any Plan Year, that contributions shall not be made in the absence of profits, the above described contributions shall be made by the Employer in the absence of current or accumulated earnings and profits provided the Plan will continue to qualify as a profit sharing plan under Section 401(a)(27) of the Code. The Employer matching contribution may be made in cash, Company Stock or any contribution thereof as determined by the Company.

                  4.6 The Participant may elect to change his rate of Deferred Contributions as of any payroll period (such changes shall be limited to those percentages or amount described in Section 4.1) and may elect to suspend his Deferred Contributions entirely as of any payroll period with each such suspension being for three months. The Participant's election to suspend or change his rate of contributions must be made by notice to the Participating Company in the manner established by the Plan Administrator prior to the processing cut-off date for such payroll period. If received after the cut-off date, the election shall be processed by the Participating Company as soon as reasonably practicable thereafter.

                  4.7 If the Participant elects to suspend his contributions, he may elect to resume Deferred Contributions as of any payroll period that is three or more months after the effective date of such suspension. An election to resume contributions must notify the Participating Company and/or the Administrator and such request will be processed as soon as reasonably practicable after its receipt.

                                      IV-3

                  4.8 I. EXCESS DEFERRALS.

                  (a) A Participant's Deferred Contributions shall in no event exceed $9,500 for the 1996 taxable year of the Participant. This dollar limitation shall be adjusted annually for years after 1996 as provided in Code Section 415(d) pursuant to regulations. The adjusted limitation shall be effective as of January 1 of each calendar year.

                  (b) In the event that the dollar limitation provided for in
         (a) is exceeded, the Plan Administrator shall direct the Trustee to distribute such excess amount, and any income (or loss) allocable to such amount (as provided in (d) below), to the Participant not later than the first April 15 following the close of the Participant's taxable year.

                  (c) In the event that a Participant is also a participant in
         (1) another qualified cash or deferred arrangement (as defined in Code
         Section 401(k)), (2) a simplified employee pension (as defined in Code
         Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $9,500 (or such amount adjusted annually as provided in Code Section 415(d) pursuant to regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Plan Administrator in writing of such excess and request that his 401(k) contributions under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in (b).

                  (d) The income (or loss) allocable to returnable excess deferrals for a Plan Year shall be determined by the Plan Administrator in a reasonable manner and need not include

                                      IV-4

         any gain or loss for the period between the end of the Plan Year and the date of distribution. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                  Unless the Plan Administrator elects otherwise for a Plan Year, the income (or loss) allocable to returnable contributions for the Plan Year shall be determined by multiplying the income (or loss) for the Plan Year allocable to employee contributions, matching contributions, and amounts treated as matching contributions (whichever is applicable) by a fraction. The numerator of the fraction shall be the amount of returnable contributions made on behalf of the employee for the Plan Year. The denominator of the fraction shall be the total account balance of the employee attributable to employee contributions, matching contributions and amounts treated as matching contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

                  II. ACTUAL DEFERRAL PERCENTAGE.

                  For purposes of this Section, Actual Deferral Percentage ("ADP") means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each member in such group, of the amount of Deferred Contributions allocated to each Participant's Deferred Contribution Account (unreduced by distributions made pursuant to I(b) and (d) above) for such Plan Year, to such Participant's ss.415 Compensation for such Plan Year. In the case of a Highly Compensated

                                      IV-5

Employee who is either a 5% owner or one of the ten most highly compensated employees, the ADP for the Family Member group (which is treated as one Highly Compensated Employee) is the ADP determined by combining the elective contributions, compensation and amounts treated as elective contributions of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions, compensation and amounts treated as elective contributions of all Family Members are disregarded in determining the ADP for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

                  In the case of a Highly Compensated Employee whose ADP is determined under the family aggregation rules, the ADP is reduced in accordance with the "leveling" method described in the regulations and the excess contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined. For purposes of this Section 4.3, a Family Member is an Employee's spouse, lineal ascendants or descendants or a spouse of such lineal ascendant or descendent.

                  III. ACTUAL DEFERRAL PERCENTAGE TEST.

                  (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Deferred Contributions to a Participant's Deferred Contribution Account shall satisfy one of the following tests:

                           (1) The ADP for the Highly Compensated Employee group
                  shall not be more than the ADP of the Non-Highly Compensated Employee group multiplied by 1.25, or

                           (2) The excess of the ADP for the Highly Compensated
                  Employee group over the ADP for the Non-Highly Compensated Employee group shall not be more

                                      IV-6

                  than two percentage points. Additionally, the ADP for the Highly Compensated Employee group shall not exceed the ADP for the Non-Highly Compensated Employee group multiplied by two. This alternative limitation test cannot be used to satisfy the ADP test and the Actual Contribution Percentage test set forth below except as otherwise provided by Treasury Regulation ss.1.401(m)-2(b), the provisions of which are hereby incorporated by reference. (b) For the purposes of Sections II(a) and III, a Highly Compensated Employee

         and a Non-Highly Compensated Employee shall include any Employee eligible to make a Deferred Contribution, whether or not such contribution was made.

                  (c) For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement. The aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

                  (d) For purposes of this Section, if a Highly Compensated Employee is a member under two or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements (other than those that may not be permissively aggregated as a single arrangement) shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Employee.

                                      IV-7

                  IV. ADJUSTMENTS AS A RESULT OF ACTUAL DEFERRAL PERCENTAGE
         TEST.

                  The amount of excess contributions for a Highly Compensated Participant will be determined in the following manner: First, the actual deferral ratio (ADR) of the Highly Compensated Participant with the highest ADR is reduced to the extent the ADR of the Highly Compensated Participant with the next highest ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the Highly Compensated Participant with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a Highly Compensated Participant is then equal to the total of elective and other contributions taken into account for the ADP test minus the product of the employee's reduced deferral ratio as determined above and the employee's compensation. In the case of a Highly Compensated Participant whose ADR is determined under the family aggregation rules, the determination of the amount of excess contributions shall be made as follows: The ADR is reduced in accordance with the "leveling" method described above and the excess contributions are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined.

                  The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same plan year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the plan year beginning in such taxable year. The distribution of excess contributions will include the income allocable thereto. The income allocable to excess contributions includes only income for the plan year for which the excess contributions were made. Such correction shall be made on

                                      IV-8

or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year.

                  Nonelective contributions and Employer matching contributions may be treated as elective contributions for purposes of the ADP test only if
(i) such contributions are nonforfeitable when made and are subject to the same distribution restrictions that apply to elective contributions, (ii) nonelective contributions and Employer matching contributions which may be treated as elective contributions must satisfy these requirements without regard to whether they are actually taken into account as elective contributions, (iii) the amount of nonelective contributions, including those qualified nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test, satisfies the requirements of section 401(a)(4), (iv) the amount of nonelective contributions treated as elective contributions for purposes of the actual deferral percentage test and those qualified nonelective contributions treated as matching contributions for purposes of the actual contribution percentage test, satisfies the requirement of section 401(a)(4), and (v) the elective contribution is allocated to the employees's account as of a date within that Plan Year, and (vi) the plan that includes the cash or deferred arrangement and the plan or plans to which the qualified nonelective contributions and qualified matching contributions are made, could be aggregated for purposes of section 410(b) (other than the average benefit percentage test).

                  In lieu of a corrective distribution, the Employer may make a special contribution to the Employer Accounts of one or more groups of Non-Highly Compensated Employees in a manner sufficient to satisfy one of the tests set forth in Section III(a). Such contribution shall be fully vested, separately accounted for and subject to the same restrictions on withdrawal as apply to Deferred

                                      IV-9

Contributions, but no in-service hardship withdrawal shall be permitted with respect to any such contribution.

                  V. MAXIMUM ACTUAL CONTRIBUTION PERCENTAGE.

                  (a) The Actual Contribution Percentage ("ACP") for the Highly Compensated Employee group shall not exceed the greater of:

                           (1) 125% of such percentage for the Non-Highly
                  Compensated Employee group; or

                           (2) the lesser of 200% of such percentage for the
                  Non-Highly Compensated Employee group, or such percentage for the Non-Highly Compensated Employee group plus two percentage points.

                  (b) For the purposes of this Section V and Section VI, ACP for a Plan Year means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the average of the ratios (calculated separately for each member in each group) of:

                           (1) the sum of the Employer matching contributions
                  contributed (and any employee after-tax contributions) under the Plan on behalf of each such member for such Plan Year; to

                           (2) the Participant's ss.415 Compensation for such
                  Plan Year.

                  (c) In the case of a Highly Compensated Employee who is either a 5% owner or one of the ten most highly compensated employees, the actual contribution ratio (ACR) for the family group (which is treated as one Highly Compensated Employee) is the ACR determined by combining the contributions and compensation of all eligible Family

                                      IV-10

         Members. Except to the extent taken into account in the preceding sentence, the contributions, compensation of all Family Members are disregarded in determining the actual contribution percentages for the groups of Highly Compensated Employees and Non-Highly Compensated Employees. In all cases the determination and treatment of the ACP of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  (d) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section.

                  (e) For purposes hereof, Highly Compensated Employee and Non-Highly Compensated Employee shall include any Employee eligible to have matching contributions allocated to his account for the Plan Year.

                  VI. ADJUSTMENTS FOR EXCESSIVE ACP.

                  (a) In the event that the ACP for the Highly Compensated Employee group exceeds the ACP for the Non-Highly Compensated Employee group pursuant to Section V(a), the Plan Administrator (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to proportionately distribute to the Highly Compensated Employee group the

                                      IV-11

         vested amount of "Excess Aggregate Contributions" (and any income allocable to such contributions as provided in (d) of Section I and forfeit such "Excess Aggregate Contributions" that are not vested (including income or loss as determined under Section I). Employer contributions and employee after-tax contributions shall be returned pro rata as necessary to satisfy this Section. Such distribution or forfeiture shall be made on behalf of the Highly Compensated Employee group in the order of their ACP beginning with the highest of such percentages. Forfeitures of "Excess Aggregate Contributions" shall not be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

                  In lieu of a corrective distribution, the Company may make a special contribution to the Deferred Contribution Accounts of one or more groups of Non-Highly Compensated Employees in a manner sufficient to satisfy one of the tests set forth in Section V(a). Such contribution shall be fully vested and subject to the same restrictions on withdrawal as apply to Participant Deferred Contributions but may not be withdrawn under the hardship rules.

                  (b) For the purposes of this Section, "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                           (1) the aggregate amount of contributions pursuant to
                  Sections VI(b)(1) and VI(c) actually made on behalf of the Highly Compensated Employee group for such Plan Year, over

                           (2) the maximum amount of such contributions
                  permitted under the limitations of Section VI(a).

                                      IV-12

                  (c) The amount of excess aggregate contributions for a highly compensated employee under the Plan will be determined in the following manner: First, the actual contribution ratio (ACR) of the highly compensated employee with the highest ACR is reduced to the extent necessary to satisfy the actual contribution percentage (ACP) test or cause such ratio to equal the ACR of the highly compensated employee with the next highest ratio. Second this process if repeated until the ACP test is satisfied. The amount of excess aggregate contributions for a highly compensated employee is then equal to the total of employee, matching and other contributions taken into account for the ACP test minus the product of the employee's contribution ratio as determined above and the employee's compensation.

                  In the case of a highly compensated employee whose ACR is determined under the family aggregation rules, the determination of the amount of excess aggregate contributions shall be made as follows: the ACR is reduced is accordance with the "leveling" method described above and the excess aggregate contributions are allocated among the family members in proportion to the contributions of each family member that have been combined.

                  In the case of a highly compensated employee who is either a 5% owner or one of the ten most highly compensated employees and is thereby subject to the family aggregation rules, the actual contribution ratio (ACR) for the family group (which is treated as one highly compensated employee) is the ACR determined by combining the contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all family members are

                                      IV-13

         disregarded in determining the actual contribution percentages for the groups of highly compensated employees and nonhighly compensated employees.

                  The amount of excess aggregate contributions for a plan year shall be determined only after first determining the excess contributions that are treated as employee contributions due to recharacterization.

                  (d) Notwithstanding anything in the Plan to the contrary, an employer matching contribution may be distributed only if such contribution is an excess aggregate contribution. It may not be distributed merely because it relates to an excess deferral, an excess contribution or an excess aggregate contribution that is distributed. In such cases, when an election contribution is distributed is meet the requirements of Code Section 401(k) the related matching contribution shall be forfeited notwithstanding anything in the Plan to the contrary.

                  To prevent the multiple use of the alternative methods of compliance with the ADP test and the ACP test, the provision of section 1.401(m)-2 of the regulations are hereby incorporated by reference to determine if such multiple use exists. If, after the applicable of such test, multiple use exists, the actual contributions percentage shall be reduced as provided in section 1.401(m)-2(c) of the regulations for all highly compensated employees in the Plan.

                  If the Plan Administrator determines that the limitations set forth in this section (with or without restructuring) would be exceeded for the Plan Year, then the Plan Administrator shall reduce to the Limitation Percentage described in the foregoing table the percentage amount of Deferred Contributions (or the total percentage amount of Employer matching contributions) of each

                                      IV-14

eligible Highly Compensated Employee whose Deferred Contribution percentage is more than the Limitation Percentage (or whose Employer matching contribution percentage gives rise to a percentage in excess of the Limitation Percentage). The Plan Administrator shall have the authority to establish a lower Limitation Percentage if, in the discretion of the Plan Administrator, this would be beneficial to the Plan by ensuring compliance with the safe-harbor provisions of Sections 401(k)(3)(A) and 401(m)(2) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentage and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant's regular paycheck.

                  Notwithstanding the foregoing, in the event the Actual Contribution Percentage is not satisfied at year-end, the Plan Administrator (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Employee group (or forfeit, if nonvested), beginning with the Highly Compensated Employee with the highest Average Contribution Percentage, the amount of "Excess Deferred Contributions", as described in Section 401(k)(8)(B) of the Code, and/or "Excess Aggregate Contributions", as described in Section 401(m)(6)(B) of the Code, as the case may be, and any income (or loss) allocable to such excess contributions as provided below, until the applicable test set forth above is met.

                  Excess Aggregate Contributions shall be distributed from the Participant Deferred Contribution Account and the Participant's Employer Contribution Account (unless otherwise forfeitable under the terms of the Plan, in which event such amount shall be forfeited from the Employer Contribution Account) in proportion to the Deferred Contributions and Employer

                                      IV-15

Contributions allocated with respect to the Participant for the Plan Year. Amounts of Employer Contributions forfeited by Highly Compensated Employees under this Section 4.7 shall be treated as Annual Additions under Section 4.8 of the Plan and applied to reduce future Employer Contributions otherwise to be made under the Plan.

                  The income (or loss) allocable to such excess contributions shall equal the sum of the allocable gain (or loss) for the Plan Year and the allocable gain (or loss) for the period between the end of the Plan Year and the date of distribution (or forfeiture) as determined below. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                  (1) The income (or loss) allocable to returnable contributions (or forfeitable Employer matching amounts) for the Plan Year is determined by multiplying the income (or loss) for the Plan Year allocable to Participant contributions and Employer matching contributions by a fraction, the numerator of which is the amount of returnable contributions (or forfeitable matching amounts) made on behalf of the Participant for the Plan Year and the denominator of which is the total account balance of the Participant attributable to Participant contributions and Employer matching contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

                  (2) The allocable income (or loss) for the period between the end of the Plan Year and distribution date is equal to 10% of the income (or loss) allocable to returnable contributions (or forfeitable Employer matching amounts) for the Plan Year (as calculated

                                      IV-16

         under subparagraph (1) (above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next month.

                  4.7 Notwithstanding anything contained herein to the contrary, the total annual additions (as defined below) allocated to the Accounts of a Participant for any Plan Year shall not exceed the lesser of (i) $30,000, or, if greater, 1/4 of the dollar limitation in effect under Code Section 415(b)(1)(A), or ((i) 25% of the Participant's ss.415 Compensation (as defined below). Annual additions means the sum of the following amounts credited to a Participants Accounts for the limitation year:

                  (a)  employer contributions,

                  (b)  employee contributions,

                  (c)  forfeitures, and

                  (d) amounts allocated, after March 31, 1984, to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the employer. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the employer shall be treated as annual additional.

                                      IV-17

                  ss.415 Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered by the employee in the course of employment with the employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

                  (a) employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                  (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property ) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                  (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                  (d) other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the employee).

                                      IV-18

                  For purposes of applying these limitations, compensation for a limitation year is the compensation actually paid or includable in the employee's gross income during such limitation year.

                  If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of 401(k) contributions that may be made by a Participant, or such other facts and circumstances as the Commissioner approves, the annual additions exceed the applicable limitations set forth above, the unmatched 401(k) contributions of the Participant (plus any income thereon) shall first be returned to the extent necessary, then the Employer contributions for the Plan Year beginning first with matching contributions which cause the excess (and the income thereon) shall be placed in a suspense account and used to reduce Employer contributions for that Participant for the next Plan Year (and succeeding Plan Years, as necessary) if that Participant is covered by the Plan as of the end of the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, the amount in the suspense account shall be reallocated the next Plan Year to the remaining Participants as additional Employer contributions, subject to the limits of this Section.

                  Notwithstanding the foregoing, contributions with respect to any Participant may be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under Section 415 of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit-sharing, savings or stock bonus plan maintained by an Affiliated Company.

                  If a Participant is at any time a participant in both a defined benefit plan and a defined contribution plan maintained by an Affiliated Company, the sum of the "defined benefit plan

                                      IV-19

fraction" and the "defined contribution plan fraction" for any Plan Year may not exceed 1.0 and, if necessary, the annual benefit of the defined benefit plan will be reduced first so that the sum of the fractions will not exceed 1.0; in no event will the annual benefit be decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the annual additions (as defined in Section 415 of the Code) of the defined contribution plans. For the purposes of applying the foregoing limitations, all defined benefit plans and all defined contribution plans, whether or not terminated, of an Affiliated Company are to be treated as one defined benefit plan and one defined contribution plan, respectively; however, if defined contribution plans are combined (or the combined limit is exceeded) and the annual addition is required to be reduced, the annual addition to such other defined contribution plans shall be reduced first.

                  Further, the provisions of Section 415 of the Code that may not be applied in more than one manner are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

                                      IV-20

                                    SECTION V

                           INVESTMENT OF CONTRIBUTIONS

                  5.1 For the purpose of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Plan Administrator shall have the responsibility for selecting the investment funds offered hereunder and may, from time-to-time, select substitute funds, establish additional funds, or delete funds for the purpose of investing amounts derived from contributions hereunder. Until changed as provided above, contributions to the Plan shall be invested in the Investment Funds on Attachment A to the Plan.

                  The Plan Administrator shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. To the extent the Plan gives a Participant investment discretion with respect to this Accounts, the selection of investment choices is the sole responsibility of each Participant, and no Employee or representative of the Company or any Participating Company is authorized to make any recommendation to any Participant with respect to his investment choices. If elected by the Participants, 100% of the Plan's assets may be invested in Company Stock.

                  5.2 Prior to the date the Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all his Deferred Contributions. If a Participant wishes to utilize more than one Fund, he shall notify the Company in such manner established by the Plan Administrator.

                                       V-1

                  All Employer Contributions and Employer Bonus Contributions made by a Participating Company on behalf of a Participant shall be automatically invested 100% in the Company Stock Fund; provided, however, a Participant may at any time thereafter redirect the investment thereof into one or more of the other Investment Funds.

                  5.3 A Participant may change his investment election with respect to his future Deferred Contributions to be made under the Plan as of the next Valuation Date. Such change shall be limited to the investment choices described in Attachment A. The Participant's election to change his investment election may be made in any manner provided by the Plan Administrator. Elections shall be processed as soon as reasonably practicable after receipt.

                  5.4 The value of a Participant's Accounts which are held in an Investment Fund that is a mutual fund shall be determined as of each Valuation Date based on the published value of a unit in such mutual fund as of the applicable Valuation Date.

                  5.5 The value of a Participant's Accounts which are held in the Company Stock Fund maintained hereunder shall be determined as of each Valuation Date and shall be based upon the reported price of the Company Stock at the close of business on that day. Any interfund transfers, withdrawals or distributions from a Participant's Accounts which are held in the Company Stock Fund shall be effected by deducting the appropriate number of shares of Company Stock allocated to the Participant from the Company Stock Fund as of such Valuation Date. The value of such shares of Company Stock determined in accordance with this section in the event of an interfund transfer, or the amount to be paid to the Participant in the event of a cash distribution, withdrawal or the purchase of an annuity shall be the value of the Company Stock on the date the Participant's account was liquidated to effect such transfer or withdrawal. In the event of a

                                       V-2

distribution in kind, the number of shares deducted shall be distributed, with any fractional shares converted to cash at the value determined in accordance with this section.

                  5.6 If not received in the form of an Employer matching contribution, shares of Company Stock shall be purchased by the Trustee acting independently as to when such purchases are made, the number of shares to be purchased, the prices to be paid and if the Company elects not to sell Company Stock to the Trustee at such time, the broker, if any, employed to effect the purchases. The Trustee shall vote the shares of Company Stock held in the Company Stock Fund for the respective Accounts of the Participants under the Plan in accordance with the directions of such Participants, provided such directions are received by the Trustee at least five days before the date set for the meeting at which such shares are to be voted. The Trustee shall vote shares of Company Stock for which it has not received timely instructions on a particular matter, as well as any shares held by the Trustee pending allocation to the Participant's Company Stock Accounts, in the Trustee's discretion.

                  5.7 A Participant may elect to transfer all or a portion of the value of his Accounts from one Fund to another. The Participant's election to transfer must be made in accordance with procedures established by the Plan Administrator. Any such change shall be made operative as soon as practicable after the date such election is received.

                  5.8 Each Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Accounts in the Company Stock Fund, respectively, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to such shares. The Plan Administrator shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant

                                       V-3

(or Beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the Company Stock.

                                       V-4

                                   SECTION VI

                                     VESTING

                  6.1 The Participant's interest in his Deferred Contributions Account, Rollover Account and Participant Contributions Account shall be 100% vested in him at all times.

                  6.2 The Participant's interest in his Employer Contributions Account shall become 100% vested in him at the earliest of the following dates:

                  (a) The date of the Participant's death while employed by an Affiliated Company.

                  (b) The date the Participant incurs a Total Disability while employed by an Affiliated Company.

                  (c) The Participant's attainment of his Normal Retirement Age while employed by an Affiliated Company.

                  (d) The date of the Participant's Retirement.

                  (e) The date of complete cessation of Employer contributions hereunder.

                  6.3 In addition, each Employee who became a Participant on the effective date of the Plan shall be 100% vested at all times thereafter in his Employer Contributions Account, including his transferred SFP Plan Employer Contributions Account, if any.

                  6.4 Prior to the date that the Participant's interest in his Employer Contributions Account becomes fully vested in accordance with Section 6.2, the Participant shall have a vested interest therein (subject to Section 8.5) as determined in accordance with the following schedule:

                                      VI-1

           Number of Years                         Vested
             Of Service                          Percentage
           ---------------                       ----------
    Less than 1 year                                   0%
    1 year but less than 2 years                      20%
    2 years but less than 3 years                     40%
    3 years but less than 4 years                     60%
    4 years but less than 5 years                     80%
    5 years or more                                  100%

                  6.5 In the event a Participant ceases to be in the Eligible Class but remains an Employee, the Participant shall have a vested interest determined in his Employer Contributions Account as if the Participant had remained an Employee in the Eligible Class.

                  6.6 No amendment to the vesting provisions or merger of another plan into this Plan shall deprive a Participant of his nonforfeitable right accrued under this Plan or any other plan to the date of any such amendment or merger.

                  In the event of an amendment to the Plan or the merger of another plan into this Plan which directly or indirectly affects the computation of a Participant's nonforfeitable percentage under this Plan or another plan, each Participant with at least three Years of Service may irrevocably elect to have his nonforfeitable percentage computed under this Plan without regard to such amendment or merger.

                  Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment or merger, provided, however, that the election period shall end no earlier than the latest of 60 days following the date the amendment or merger is adopted or effective or the date the Participant is given written notification of the amendment or merger by the Company or Plan Administrator.

                                      VI-2

                                   SECTION VII

                 WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

                  7.1 Subject to the spousal consent requirements of Section 7.5, a Participant who is an Employee may elect to withdraw an amount equal to all or a specified portion of the value of (1) his Participant Contributions Account, if any, and (2) provided he has previously withdrawn or is currently withdrawing all of his Participant Contributions Account, his Rollover Account, if any.

                  Each such withdrawal election must be made to the Company in the manner established by the Plan Administrator and shall be processed as soon as reasonably practicable. The total amount to be so withdrawn shall be that specified in such notice and shall be made pro rata from the various Funds in which such Account is invested. Amounts withdrawn from the Participant Contributions Account shall be taken first from that portion of the Account attributable to the Participant's pre-1987 contributions. Withdrawals shall be payable only in cash, with the exception that a withdrawal from the Company Stock Fund may be paid in cash or in whole shares (to the extent possible) as elected by the Participant.

                  7.2 Subject to the spousal consent requirements of Section 7.5, a Participant who is an Employee and who has previously withdrawn or is currently withdrawing the maximum amount available (if any) to such Participant under Section 7.1 may request a hardship withdrawal from his Employer Contributions Account of an amount equal to a specified portion of (1) the vested amount of his Employer Contributions Account and (2) provided the Participant has previously withdrawn or is requesting to withdraw the maximum amount permitted above with respect to his Employer Contributions Account, his Deferred Contribution Account (but not including amounts

                                      VII-1

representing income which is credited to a Participant's Deferred Contributions Account after December 31, 1988).

                  The Participant's request to make a hardship withdrawal must be made in writing to the Plan Administrator. The basis for the Plan Administrator consenting to or refusing to consent to the Participant's withdrawal request shall be that of demonstrated "hardship." For purposes of this Section 7.2 a "hardship" will exist only if there is an "immediate and heavy financial need" of the Participant (as defined below) and a withdrawal under this Section is necessary to satisfy such financial need. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                  A withdrawal request will be deemed to be made on account of an "immediate and heavy financial need" of the Participant if the request is on account of:

                  (1) Expenses for medical care described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for such persons to obtain such medical care;

                  (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (3) Payment of tuition, room and board expenses and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents;

                  (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                                      VII-2

                  (5) Other "safe-harbor" definitions of deemed immediate and heavy financial needs with respect to 401(k) contributions promulgated by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

                  Moreover, a withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

                  (1) The Participant states in writing that the requested withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;

                  (2) If a withdrawal is to be made from the Participant's Deferred Contributions Account, the Participant has obtained all distributions, other than 401(k) hardship distributions, and all nontaxable loans concurrently available under all plans maintained by the Affiliated Companies;

                  (3) If a withdrawal is to be made from the Participant's Deferred Contributions Account, the Participant's contributions under the Plan and all other plans of the employers (other than welfare benefit plans) will be suspended for 12 months after receipt of the hardship withdrawal and the Participant may not elect Deferred Contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Deferred Contributions for the taxable year of the hardship withdrawal; and

                  (4) If a withdrawal is to be made from the Participant's Employer Contribution Account, but not his Deferred Contributions Account, the Participant's contributions to the

                                      VII-3

         Plan will be suspended for a period of six months, unless the Participant's aggregate period of participation in the Plan at the time of such withdrawal equals or exceeds 60 months.

                  Each such withdrawal shall be processed as soon as reasonably practicable and shall be given effect as of the applicable Valuation Date. The total amount to be so withdrawn shall be that specified in such written notice (which, with respect to a hardship withdrawal, may include any amounts necessary to pay any taxes or penalties reasonably anticipated to result from the withdrawal) and such withdrawal shall be made pro rata from the respective investment Funds in which such Account is invested. Withdrawals shall be payable only in cash, with the exception that a withdrawal from the Company Stock Fund may be paid in cash or in whole shares (to the extent possible), as elected by the Participant.

                  7.3 Subject to the spousal consent requirements of Section 7.5, a Participant who is an Employee and age 59-1/2 or older may elect to withdraw an amount equal to all or a specified portion of his vested Accounts. Any such withdrawal shall be taken from his Accounts in the following order:
Participant Contributions Account, Rollover Account, Deferred Contributions Account and last, the Employer Contributions Account; however, unless the Participant's aggregate period of participation in the Plan (and SFP Plan) at the time of any withdrawal from the Employer Contributions Account equals or exceeds 60 months, the Participant's contributions to the Plan will be suspended for a period of six months.

                  Each such withdrawal shall be processed as soon as reasonably practicable and shall be given effect as of the applicable Valuation Date. The total amount to be so withdrawn shall be that specified in such notice and such withdrawal shall be made pro rata from the respective investment Funds in which such Account is invested. If the value of an Account, as of the actual

                                      VII-4

date of withdrawal, is lower than the value upon which the Participant shall have based his withdrawal election, the total amount to be so withdrawn shall be limited to the value of the Participant's vested interest in such Account as of the date of such withdrawal. Withdrawals shall be payable only in cash, with the exception that a withdrawal from the Company Stock Fund may be paid in cash or in whole shares (to the extent possible), as elected by the Participant.

                  7.4 Amounts withdrawn by a Participant may not be returned to this Plan. If a Participant has an outstanding Plan loan pursuant to Section XIV, no withdrawal shall be permitted which would reduce the Participant's vested interest in his Accounts that are security for such loan below the outstanding principal balance of the loan plus any interest to be accrued with respect to such loan.

                  7.5 If the Participant is married as of the date of any withdrawal, no withdrawal shall be permitted unless the Participant's spouse consents to such distribution as provided in Section 8.4.

                                      VII-5

                                  SECTION VIII

                      DISTRIBUTIONS OTHER THAN WITHDRAWALS

                  8.1 Upon the Participant's separation from service (within the meaning of Section 401(k) of the Code), other than by death, the Participant shall receive a distribution of the vested value of his Accounts on or as soon as reasonably practical following the later of his termination date or Normal Retirement Date. Payment of the Participant's benefits shall be effected by purchasing an annuity contract with the Participant's vested Account balances, which provides for a straight life annuity, if the Participant is not married, or a Qualified Joint and Survivor Annuity, if the Participant is married, from an insurance company selected by the Plan Administrator, unless the Participant elects, as provided below, to receive his Accounts in one of the optional forms of payment. Any annuity contract distributed pursuant to the Plan shall be nontransferrable.

                  The optional forms of payment available under the Plan are:

                  Option 1: Life Annuity -- a level monthly benefit payable to the Participant for his lifetime.

                  Option 2: Joint and Survivor Annuity -- a reduced level monthly benefit payable to the Participant for his lifetime and following the Participant's death, 50% (or, if elected by the Participant 75% or 100%) of such reduced monthly benefit payable to his designated contingent annuitant, if then living, for his lifetime.

                  Option 3: Certain and Continuous Annuity -- a reduced level monthly benefit payable to the Participant for his lifetime, combined with a period certain of 5, 10 or 15 years (as selected by the Participant); if the Participant dies prior to the end of the designated

                                     VIII-1

         period certain, such reduced monthly benefits shall continue to be paid to the Participant's Beneficiary for the balance of such period certain.

                  Option 4: Period Certain Installment -- a reduced level monthly benefit paid to the Participant for a period certain of either 5, 10 or 15 years (as selected by the Participant) with payments stopping at the end of the designated period certain; if the Participant dies prior to the end of the designated period certain, such reduced monthly benefits shall continue to be paid to the Participant's Beneficiary for the balance of such period certain.

                  Option 5: Installment Refund Annuity -- a reduced level monthly benefit payable to the Participant for his lifetime and in the event of the death of the Participant prior to the receipt of an amount equal to the net premium paid for such annuity contract, the excess of the net premium over the amount received as of the Participant's date of death will be paid to the Participant's Beneficiary in a lump sum.

                  Option 6: Lump Sum -- all of the Participant's vested Account balances paid in a single lump sum payment in cash; however, an Account invested in the Company Stock Fund can be paid all in stock or part in stock (whole shares only) and part in cash at the election of the Participant.

                  Option 7: Combination -- a combination of Option 6 and any one of Options 1 through 5.

The Plan Administrator shall furnish the Participants with general information concerning the forms of payments available within a reasonable period prior to their Annuity Starting Date. All optional annuity forms shall be the actuarial equivalent of the single life annuity for the Participant.

                                     VIII-2

                  Upon the termination of his employment with all Affiliated Companies prior to his Normal Retirement Date, a Participant may elect (subject to Section 8.4 if married) in writing to receive a distribution of the vested value of his Accounts in the automatic form or in any one of the optional methods described above beginning as soon as reasonably practicable after a specified Valuation Date preceding his Normal Retirement Date. Further, a Participant who ceases to be an Employee may elect in writing to defer the commencement of his benefits to any Valuation Date that is on or after his Normal Retirement Date and before the April 1 following the calendar year in which he reaches 70-1/2.

                  Notwithstanding the foregoing provisions of this Section 8.1 to the contrary however, if upon termination of employment with all Affiliated Companies the vested value of the Participant's Accounts does not (and at the time of any prior withdrawal did not) exceed $3,500, the payment of the Participant's vested benefits shall be made automatically in a single lump sum payment in cash and Company Stock to the extent then invested in the Company Stock Fund under the Plan as soon as reasonably practicable following the date of his termination of employment.

                  Unless the Participant elects otherwise, all distributions shall be made or begin not later than the 60th day after the latest of the close of the Plan Year in which (a) the Participant attains his Normal Retirement Age,
(b) occurs the 10th anniversary of the year in which the Participant began participation in the Plan and (c) the Participant terminates his employment with all Affiliated Companies.

                  Further, all distributions shall be made or commence by the April 1 following the calendar year in which the Participant reaches age 70-1/2, regardless of whether the Participant has then terminated employment. Such benefit shall be paid with respect to a terminated Participant in

                                     VIII-3

the applicable automatic annuity form described in Section 7.1, unless an optional form is elected. With respect to a Participant who has not then terminated employment, such required distribution shall be a single payment based on the Participant's ending Account balances for the applicable distribution year (as determined under Section 401(a)(9) of the Code) based on his life expectancy (without a redetermination), less any withdrawals for such year.

                  The provisions of Section 401(a)(9) of the Code, including Reg. ss.1.401(a)(9)-2, are hereby incorporated by reference and shall control over any Plan provision in conflict therewith.

                  8.2 The Plan Administrator shall furnish the following information to the Participant within a reasonable period prior to the Annuity Starting Date:

                  (a) a description or explanation, written in non-technical language, of the terms and conditions of the Qualified Joint and Survivor Annuity as well as the straight life annuity if not married,

                  (b) the Participant's right to make, and the effect of, an election to waive the automatic form of payment,

                  (c) the rights of the Participant's spouse concerning the consent to any such election, and

                  (d) the right to make, and the effect of a revocation of an election not to receive the automatic form.

                  8.3 If a Participant fails to make an election during the election period, such Participant shall be deemed to have elected the Qualified Joint and Survivor Annuity if he is married or the straight life annuity if he is not married. The election period shall be the period of not more

                                     VIII-4

than 90 days and not less than 30 days prior to the Participant's Annuity Starting Date. A Participant may revoke and remake his election any number of times during the election period.

                  8.4 No election to waive the Qualified Joint and Survivor Annuity made by a married Participant, other than an election of Option 2 with his spouse as his contingent annuitant, shall be effective unless the Participant's spouse consents in writing to such election, such election designates a beneficiary (or a form of benefits) which may not be changed without a new spousal consent and the spouse's consent acknowledges the effect of such election on the spouse's right to benefits under the Plan and is witnessed by a Plan representative or a notary public. The spousal consent requirement shall not apply if it is established to the satisfaction of the Plan Administrator that there is no spouse, the spouse cannot be located or due to such other circumstances as may be permitted by Treasury regulations.

                  8.5 If the Participant's employment with all Affiliated Companies is terminated prior to his being 100% vested in his Employer Contributions Account, then that nonvested portion of his Employer Contributions Account shall be forfeited as of the earlier of the date the Participant receives a total distribution of his vested interest or the Valuation Date coincident with or next following the date the Participant incurs five consecutive Breaks in Service; however, if a Participant who incurs a forfeiture again becomes an Employee prior to incurring five consecutive Breaks in Service, he may reinstate the earlier forfeited amount (unadjusted for any subsequent Trust earnings or losses) by repaying to the Plan in cash an amount equal to the distribution prior to the earlier of incurring five consecutive Breaks in Service or the fifth anniversary of the date he again becomes an Employee. Any reinstated forfeited amounts shall be taken from current forfeitures or special

                                     VIII-5

Employer contributions. Any amounts forfeited by Participants shall be used to offset future Employer contributions under this Plan except as otherwise provided in Section 12.3 hereof.

                  If either a distribution is made to a terminated Participant from his Employer Contribution Account when he is less than 100% vested therein and he is reemployed prior to incurring five consecutive Breaks in Service or a withdrawal is made from the Employer Contribution Account pursuant to Section
7.2 or 7.3 by a Participant who is not 100% vested therein, the vested portion of his Employer Contribution Account shall thereafter, until such time as he may become 100% vested, be an amount ("X") determined by the formula: X = P (AB + D)
- - D. For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of the distribution or withdrawal.

                  8.6 In addition to the foregoing distributions, all Accounts of an affected Participant shall be distributed to him as soon as administratively feasible after the disposition (1) of substantially all of the assets (within the meaning of Code Section 409(d)(2) used by the Company or Employer in the trade or business in which the Participant is employed if the Participant continues employment with the corporation acquiring such assets, or
(2) of the Company's or an Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) which employs the Participant if the Participant continues employment with such subsidiary. However, an event shall not be treated as described in (1) or (2) above unless the transferor corporation continues to maintain the Plan after the disposition.

                  Further, all Accounts shall be distributed upon a termination of the Plan without a "successor plan" as defined in Section 401(k) of the Code and regulations thereunder.

                                     VIII-6

                  8.7 DIRECT ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's

                                     VIII-7

spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                  Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                  8.8 30-DAY WAIVER. If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the participant, after receiving the notice, affirmatively elects a distribution.

                                     VIII-8

                                   SECTION IX

                DEATH BENEFITS, BENEFICIARIES, UNCLAIMED BENEFITS

                  9.1 Upon the death of a vested Participant prior to his Annuity Starting Date, a deceased Participant's vested Account balances shall be applied to the purchase of a single life annuity contract for his Beneficiary from an insurance company selected by the Plan Administrator unless the Beneficiary elects one of the optional forms (other than the Qualified Joint and Survivor Annuity) provided in Section 8.1. However, the Participant's entire vested interest under the Plan must be distributed to his Beneficiary within five years of his date of death unless his Beneficiary is his spouse, in which event such spouse may elect to receive such death benefit over her life (or a period not extending beyond the spouse's life expectancy) with the benefits commencing as of any date specified by the spouse but not later than the date on which the Participant would have reached age 70-1/2 had he lived. And, if the Beneficiary is the Participant's estate (or a nonperson such as a trust), the form of distribution shall be a single lump sum payment and not the purchase of a single life annuity contract.

                  9.2 Except as provided below, the Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits to which he is entitled under the Plan and to change any such designation. Each such designation for death benefits shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant. However, if a Participant is married and wishes to designate a Beneficiary other than his spouse, he must submit his spouse's written consent, executed and witnessed by a Plan representative or a notary public, which consent must acknowledge the affect of the consent on the spouse's right to benefits under the Plan and be specific as to the form of payment elected and the other Beneficiary designated, if

                                      IX-1

applicable. No change (other than a revocation) in such election may be made by a married Participant without obtaining a new spousal consent as provided below. If no such designation is on file with the Plan Administrator at the time of the death of the Participant, or if for any reason such designation is defective, then the Participant's spouse, if living, his children, if living, or his estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit. A Participant's marriage or divorce subsequent to making a written beneficiary designation shall automatically revoke such prior designation.

                  The Plan Administrator shall provide each Participant, within the applicable period for such Participant (as defined below), a written explanation of the qualified preretirement survivor annuity provided in Section
9.1 above in such terms and in such a manner as would be comparable to the explanation provided for meeting the requirements of Section 8.2 applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the plan year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; or (ii) a reasonable period ending after the individual becomes a Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation of service in case of a Participant who separates from service before attaining age 35.

                  Notwithstanding anything above in this Section 9.2 to the contrary, a designation of a beneficiary other than the Participant's spouse by a Participant who has not attained age 35 will not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity provided by Section 9.1 in such terms as are comparable to the explanation required

                                      IX-2

under Section 8.2. Further, the qualified preretirement survivor annuity coverage of Section 9.1 will be automatically reinstated, i.e., the Participant's spouse will automatically again become his sole beneficiary entitled to the annuity provided in Section 9.1, as of the first day of the Plan Year in which the Participant attains age 35 unless a new beneficiary designation is filed by the Participant on or after such date, which new designation complies in full with the above requirements of this Section 9.2 concerning spousal consent.

                  9.3 If benefits remain to be paid at a time when the Plan Administrator is unable to locate the Participant or his Beneficiary, the Plan Administrator shall cause the Participant's benefits to be forfeited. However, such benefit shall be reinstated if a subsequent claim is made for the same.

                  9.4 Notwithstanding the foregoing provisions of this Section IX, if, upon the death of a Participant prior to his Annuity Starting Date, the vested value of his Accounts does not exceed $3,500, the payment of the Participant's benefits shall be made to his Beneficiary in a single lump sum in cash and Company Stock to the extent then invested in the same under the Plan as soon as reasonably practicable after the monthly Valuation Date on or next following the date of the Participant's death.

                  9.5 Upon the death of a Participant on or after his Annuity Starting Date, the death benefit payable under the Plan, if any, shall be determined by the form (and the terms) of benefit payment elected by the Participant, with the remaining portion, if any, distributed as rapidly as under the method of distribution in effect on his date of death.

                                      IX-3

                                    SECTION X

                                 ADMINISTRATION

                  10.1 The Plan shall be administered by the Plan Administrator which shall also be the Named Fiduciary. The Plan Administrator may delegate from time to time ministerial duties to employees of the Participating Companies and, further, may delegate its fiduciary duties among the members of the Plan Administrator. From time to time, the Chairman of the Plan Administrator shall certify to the Trustee, the person or persons designated by the Plan Administrator to give notifications, instructions or advice to the Trustee. The Plan Administrator shall be entitled to rely upon certificates of or communications from a Participating Company or from the Trustee as to information pertinent to any calculation or determination under the Plan. The Plan Administrator shall furnish to the Pension Committee of the Board upon request appropriate reports with respect to the administration and operation of the Plan and its trust.

                  10.2 ADMINISTRATIVE POWERS. The Plan Administrator shall have full power and authority, within the limits provided by the Plan:

                  (a) To determine all questions arising concerning the construction and interpretation of the Plan and in its administration, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of Employees and Participants and their Beneficiaries;

                  (b) To adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes;

                  (c) To enforce the Plan, in accordance with its terms; and

                                       X-1

                  (d) To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

                  The Plan Administrator shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Plan Administrator who is a Participant shall take part in any Plan Administrator action or any matter that has particular reference to his own interest hereunder. The Plan Administrator shall administer this Plan and discharge its responsibilities hereunder in a uniform and nondiscriminatory manner as to all Participants.

                  10.3 INFORMATION TO BE PROVIDED TO PARTICIPANTS AND OTHERS. The Plan Administrator shall see that books of account are kept which shall show all receipts and disbursements and a complete record of the operation of the Plan, including records of the accounts of individual Participants. At least once in each year, the Plan Administrator shall cause to be furnished to each Participant a statement indicating on the basis of the latest available information the status of the Participant's Account.

                  10.4 The Plan Administrator will direct the Trustee to make investments pursuant to Section V hereof.

                  10.5 In any case where the provisions of this Plan require the consent or approval by the Plan Administrator of an election or request made by an Employee, Participant or Beneficiary in order to make such election or request effective, the Plan Administrator shall act on such election or request as promptly as shall be reasonable in the circumstances. In any case where action by the Trustee is necessary in order to make operative an effective election or request made by a Participant or Beneficiary, it shall be the responsibility of the Plan Administrator to transmit such election or request to the Trustee in writing and as promptly as shall be reasonable in the circumstances. The

                                       X-2

Trustee shall not be obliged to take action with respect to any particular election or request unless the Trustee shall have received the election or request in such form and detail as shall reasonably be required by the Trustee.

                  10.6 EMPLOYMENT OF ADVISORS AND STAFF. The Plan Administrator may employ accountants, legal counsel, consultants, and any other persons or organizations it deems necessary or proper to assist it in the performance of its duties under the Plan.

                  10.7 FIDUCIARY DUTIES. The Plan Administrator shall discharge its duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries. They shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with the like aims.

                  10.8 INDEMNIFICATION. Except as provided by law, the Participating Companies, their directors, officers, employees and agents and the Plan Administrator, or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the accounts and shall be indemnified and held harmless by the Participating Companies from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Companies fail to provide such defense.

                                       X-3

                                   SECTION XI

                        PROVISIONS RESPECTING THE COMPANY

                  11.1 AMENDMENT OF PLAN. This Plan may be amended at any time and from time to time by the Plan Administrator or resolution of the Board of Directors of the Company; however, the Plan Administrator may not amend the Plan in any manner which would increase the level of Participating Company contributions. The Plan, as amended, shall apply to the Participants and Participating Companies, unless a Participating Company elects to withdraw from the Plan. Such power of amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the accounts, or any income therefrom, to any Participating Company; nor shall the power of amendment include the right, in any way or to any extent, to divest any Participant of the interest in his Accounts to which he would be entitled if he had terminated his service immediately before such amendment, eliminate any "protected benefit" except as otherwise permitted by Treasury Regulations or impose any Employer or Plan Administrator consent on the exercise of a Participant's elections under the Plan other than as permitted by Treasury Regulations; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be exercised in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. There shall be no merger or consolidation of part or all of the Plan with, or any transfer of part or all of its assets or liabilities to, any other plan or trust ("Other Plan") unless, pursuant to the terms of such merger, consolidation or transfer, each Participant and Beneficiary in the Plan whose interests are so merged, consolidated or transferred into, with, or to the Other Plan would (if the Other Plan were then terminated) receive a benefit

                                      XI-1

immediately after such merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan were then terminated). Notwithstanding the foregoing provisions of this Section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

                  11.2 TEXAS LAW TO GOVERN. This Plan shall be construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, and this Plan shall be administered, in accordance with the laws of the State of Texas, subject, however, to applicable provisions of any federal law.

                  11.3 INTENT. The Participating Companies intend that this Plan, as amended from time to time, shall constitute a qualified plan under the provisions of Sections 401(a), (k) and (m) of the Code. The Participating Companies intend that this Plan shall continue to be maintained by them for the above purposes indefinitely, subject, however, to the rights reserved to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of any Participating Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

                                      XI-2

                                   SECTION XII

                               TERMINATION OF PLAN

                  12.1 This Plan may be terminated as to all Participating Companies on any date specified by the Company upon 10 days' advance written notice of the termination to the Plan Administrator and the Participating Companies. This Plan shall be terminated at any time as to any particular Participating Company, for the following reasons:

                  (a) The Participating Company voluntarily terminates this
         Plan;

                  (b) The final and total discontinuance of Participating Company contributions hereunder;

                  (c) The legal dissolution, merger, consolidation or reorganization of the Participating Company; or

                  (d) The date that Participating Company ceases to qualify as an Affiliated Company.

                  Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by a Participating Company are transferred to another Participating Company coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

                  12.2 Except as provided for in Section XI hereof, each Participant and the Beneficiary of each deceased Participant shall be vested with all rights to any funds in his Accounts as of the date of such Plan termination.

                  12.3 Any forfeitures which shall have occurred in accordance with Section 9.3 hereof prior to the termination of this Plan but which shall not have been applied to reduce Employer

                                      XII-1

contributions hereunder shall be distributed pro rata to those Participants who were Employees of the Participating Company or Companies on the effective date of the termination of this Plan.

                  12.4 In the event of a partial termination of this Plan, the provisions of this Section XII shall apply to each Participant affected by the partial termination.

                                      XII-2

                                  SECTION XIII

                            MISCELLANEOUS PROVISIONS

                  13.1 This Plan is created for the exclusive benefit of Employees of the Participating Companies and their Beneficiaries. If any provision of this Plan is subject to more than one interpretation, then among those interpretations which are possible, that one shall always be given to this Plan and each and every one of its provisions which will be consistent with this Plan being a qualified plan within the meaning of Section 401 of the Code, and ERISA, or as they may be amended or replaced by any sections of the federal law of like intent and purpose.

                  13.2 Except as provided by the terms of Section XI hereof, no funds contributed hereunder or any assets of this Plan shall ever revert to, or be used or enjoyed by, any Participating Company or any successor of any Participating Company, nor shall any such funds or assets ever be used other than for the benefit of the Participants or the Beneficiaries of such Participants.

                  13.3 Any Affiliated Company may, with the consent of the President, become a Participating Company in the Plan by filing a duly certified copy of the resolution of its Board of Directors adopting the Plan and executing and delivering such instruments and taking such other action as may be necessary to put the Plan into effect with respect to such Affiliated Company.

                  13.4 No right or interest of any Participant of the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but in no way limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant, including claims for alimony or the support of any Participant's spouse.

                                     XIII-1

                  Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order as determined in accordance with Section 206 of ERISA shall be entitled, within 180 days from the date the alternate payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Section VIII of this Plan in full satisfaction of any liability of the Plan to such person. Payment of the benefits from the Alternate Payee's account shall be made or shall commence to be made as established by court order which may provide for payment prior to the Participant's attainment of his "earliest retirement age", or if not so specified, as of the Valuation Date coincident with or next following the Participant's Normal Retirement Date or actual retirement date, whichever is later. An alternate payee may make investment elections pursuant to Section V of the Plan but may make withdrawals pursuant to
Section VII of the Plan.

                  13.5 Any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the Vice President-Employee Relations to a review of such denial by the Plan Administrator. Such review shall be initiated by the written request therefor by such person filed with the Plan Administrator within 60 days after receipt by the person of the denial by the Vice President-Employee Relations. The written request shall state the nature of the claim, the facts in support thereof and the amount claimed, and may include a demand for a personal hearing before the Plan Administrator as well as for reasonable access to the pertinent data upon which denial of the claim by the Vice President- Employee Relations was based, which demands shall not be unreasonably denied. The Plan Administrator shall conduct its review of the claim within 60 days after receipt of the written request

                                     XIII-2

of such person and furnish, within such time, to the claimant written notice of its decision, including therein specific reasons and references to pertinent Plan provisions upon which decision is based.

                  13.6 Copies of the Plan and any amendments thereto will be on file at the principal office of each Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

                  13.7 If any person entitled to benefits under the Plan is under a legal disability or, in the Plan Administrator's opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person or such person's benefit, or the Plan Administrator may direct the application of such benefits for the benefit of such person in any manner which the Plan Administrator may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

                  13.8 None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Plan Administrator or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Plan Administrator nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to

                                     XIII-3

any person. The liability of the Plan Administrator or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.

                  13.9 In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other person claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, an Employer, or any Trustee by or on behalf of any person and such action results adversely to such persons, or if a legal action arises because of conflicting claims to a Participant's or other person's benefit, the cost to the Employers, the Plan Administrator, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company and the Plan Administrator, any trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant's benefits to be distributed in a manner consistent with such final court order. The Plan Administrator shall not be required to comply with the requirements of a final court order in any action in which the Plan Administrator, a Trustee, the Plan or the trust was not a party.

                                     XIII-4

                  13.10 If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

                  13.11 TOP HEAVY RULES.

                  (a) If the Plan is or ever becomes "top-heavy" as determined under subsection (b), the following special rules shall apply.

                           (1) If the Plan is top-heavy for a Plan Year, each
                  Participant who is an Employee on the last day of the Plan Year shall receive an allocation of Employer contributions and forfeitures equal to the product of

                                    A the Participant's compensation during the
                           Plan Year, and

                                    B the lesser of 3% or the ratio of Employer
                           contributions plus Deferred Contributions to compensation with respect to the Key Employee (as defined in subsection (c)) whose ratio is highest for the year.

                  For purposes of this Section, including the determination of a Participant's allocation of Employer contributions under
                  Section IV if this Section applies, compensation shall mean the total amount of wages, tips and other compensation shown on an Employee's Form W-2 for the Year, but not to exceed $150,000, as adjusted by the Treasury from time to time.

                           An Employee shall not fail to receive an allocation
                  pursuant to this subsection because (i) he fails to elect to make Deferred Contributions for the Plan Year, (2) receives compensation less than a stated amount or (3) completes less than 1,000 Hours of Service.

                                     XIII-5

                           Notwithstanding any other provisions of the Plan, an
                  Employee shall not forfeit any allocations made pursuant to this subsection because of a withdrawal of Deferred Contributions.

                           If a Participant also participates in a defined
                  benefit plan maintained by the Employer or an Affiliated Company which is top-heavy, the minimum allocation percentage specified in this subsection shall be increased to 5% of compensation. This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Employer or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

                           (2) All Employer-provided benefits shall become fully
                  vested upon completion of three Plan Years during which the Participant completes 1,000 Hours of Service, and a person who is not already a Participant shall become a Participant upon the first day he meets all the eligibility requirements of
                  Section 3.1. (b) This Plan is "top heavy", if, as of the last day of the preceding Plan Year (the

         Determination Date) (or the initial Plan Year for its year of establishment), the amount credited to the Accounts of Key Employees (as defined in subsection (c)) exceeds 60% of the amount credited to the Accounts of all Participants (except former Key Employees). Notwithstanding the foregoing, the Plan shall not be top heavy if, as of the Determination Date described above, it is included in either a "required aggregation group" or a "permissive aggregation group" which is not a "top heavy group." A required aggregation group is each plan in which a Key Employee participates or which allows such plan to meet the

                                     XIII-6

         requirements of Code Section 401(a)(4) or 410. A permissive aggregation group is the required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Section 401(a)(4) or 410. For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 5-year period ending on the Determination Date shall be taken into account if the Participant's account or benefit is otherwise taken in account in determining whether the Plan is top heavy. However, the accrued benefits of any Participants who have performed no services for the Affiliated Companies during the five-year test period shall be disregarded.

                           The accrued benefit of a nonkey employee shall be determined under the method that uniformly applies to all defined benefit plans of the employer or, if there is none, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

                  (c) A Participant shall be a "Key Employee" if, during the Plan Year in question or any of the four preceding Plan Years, he is:

                           (1) an officer of the Employer having annual
                  compensation greater than 50% of the Code Section 415(b)(1)(A) limit for such Plan Year (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all Employees) shall be taken into account, as specified by the Plan Administrator;

                                     XIII-7

                           (2) one of the ten Employees having compensation in
                  excess of the Code Section 415(c)(1)(A) limit for such Plan Year and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer;

                           (3) 5% owner of the Employer; or

                           (4) 1% or more owner of the Employer having an annual
                  compensation from the Employer of more than $150,000.

         Each Employee who is not a Key Employee shall be a nonkey employee.

                  (d) If, the Plan is top-heavy for a Plan Year, then for purposes of computing the maximum additions described in Section 4.8, the defined benefit plan fraction and the defined contribution plan fraction shall be computed by substituting the number 1.0 for the number 1.25.

                  The Employer may elect to disregard the preceding sentence if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of Key Employees does not exceed 90% of the amount credited to the Accounts of all Participants (except former Key Employees).

                  If the Employer makes the election described in the preceding sentence, the minimum allocation percentage specified in subsection (a) shall be increased to 4% of compensation for all Participants and 7 1/2% for Participants who also participate in a defined benefit plan maintained by the Employer or an Affiliated Company which is top-heavy.

                                     XIII-8

                                   SECTION XIV

                                      LOANS

                  14.1 A Participant or beneficiary, who is a "party in interest" as defined in ERISA Section 3(14), may borrow from the Plan, subject to the following provisions of this Section XIV and to such additional standards as the Plan Administrator may adopt, by making application to the Plan Administrator. A Participant seeking a loan hereunder must submit a written application (hereinafter referred to as the "completed application") which shall
(i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, if applicable, and (iii) provide such information and documentation as the Plan Administrator shall require. If the Participant is married, his spouse must consent to such loan being secured by the Participant's accrued benefit under the Plan as provided in this Section XIV and such consent meets the requirements of Section 8.4.

                  14.2 Any loan to a Participant under this Section XIV shall be subject to the following requirements:

                  (a) The loan may not exceed the lesser of $50,000 or 50% of the value of the Participant's vested interest in his Accounts. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

                  (b) The loan must be at least $1,000.

                                      XIV-1

                  (c) The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be a reasonable rate equal to a commercially comparable rate as established by the Plan Administrator consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

                  (d) The loan shall be for a term not to exceed five years except as provided below.

                  (e) Notwithstanding the five year limit in Section 14.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for a term of up to 15 years.

                  (f) The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Plan Administrator's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this Section and such standards adopted by the Plan Administrator in accordance with Section 14.4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above), and shall require spousal consent for loans to married Participants and other relevant factors.

                  (g) The Plan Administrator shall establish rules concerning the frequency with which loans may be made under the Plan. Such rules, as changed from time to time, shall be applied in a uniform and nondiscriminatory manner and shall be communicated in writing to all eligible Participants.

                                      XIV-2

                  14.3 (a) Each loan shall be evidenced by a promissory note executed by the person and payable to the Trustee, due and payable in full not later than the earliest of: (i) a fixed maturity date meeting the requirements of Section 14.2(d) above; (ii) the person's death; or
         (iii) the time which the person ceases to be a party in interest.

                  (b) The promissory note shall provide for the payment of equal installments (by payroll periods not less frequently than monthly) of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 14.2(c) on the date the note is executed. The note shall further provide, with respect to a person who is an Employee, that the payments shall be through payroll deductions.

                  (c) The promissory note shall evidence such additional terms as are required by this Section 14.2 or by the Plan Administrator.

                  14.4 The Plan Administrator shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying person of such approval or disapproval.

                  14.5 Loans shall be funded by exhausting Accounts or portions thereof in the following order:

                  (a) First, the Rollover Account;

                  (b) Second, the SFP Plan Employer Contributions Account;

                  (c) Third, the vested portion of the Employer Contributions Account;

                  (d) Fourth, the Deferred Contributions Account; and

                  (e) Fifth, the Participant Contributions Account.

                                      XIV-3

                  14.6 Each loan shall be made only from the Accounts of the borrowing Participant, shall be taken pro rata from the investment funds in which such Accounts are invested, and shall be treated as a separate investment of, and shall be allocated solely to, the Participant's Accounts from which the Participant's loan was funded.

                  14.7 A person may elect to prepay the entire balance of the loan at any time. A person may request a subsequent loan after full repayment of a prior loan, subject to the maximum loan amount set forth in Section 14.2(a) hereof. No partial prepayments will be permitted. All loan repayments shall be transmitted by the Company or Participating Company to the Trustee as soon as practicable after such amounts are withheld or received.

                  14.8 Each loan repayment of principal and interest will be allocated to the Participant's Accounts in the same proportion from which the loan was funded as provided in Section 14.5 hereof.

                  14.9 Repayment of any loan under the Plan shall be secured by 50% of the present value of the Participant's entire vested interest in the Plan.

                  14.10 If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so the regular monthly installment payments cannot be made on a payroll deduction basis, the Participant will be required to make the regular payments of principal and interest at the time and place established by the Plan Administrator.

                  14.11 If any time prior to the full repayment of a loan, the Participant or Beneficiary should cease to be a party in interest, or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan; the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant or

                                      XIV-4

Beneficiary does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, the Plan Administrator may take whatever steps it deems necessary to collect the unpaid balance of the loan; provided, however, in no event shall an "offset" to the Participant's Accounts occur prior to the date the Participant would otherwise be entitled to a distribution of his Deferred Contributions Account.

                  14.12 Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment on this , 1996, effective for all purposes as provided above.

                                               SANTA FE ENERGY RESOURCES, INC.

                                               By:
                                               Name:
                                               Title:

                                      XIV-5

                                  ATTACHMENT A

                            SANTA FE ENERGY RESOURCES

                             SAVINGS INVESTMENT PLAN

                                INVESTMENT FUNDS

1. Putman Stable Value Fund (and certain guaranteed investment contracts issued by the Travelers Insurance Company)

2.       INVESCO Total Return Fund

3.       Putman Fund for Growth and Income A

4.       Putman S&P 500 Index Fund

5.       Putman Voyager Fund A

6.       Putman Overseas Growth Fund A

7.       Putman New Opportunities Fund A

8.       Santa Fe Energy Resources (Company) Stock Fund